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                                                                    Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 2-86931) of The Empire Builder Tax Free Bond Fund, of our report dated April 18, 2000 on our audit of the financial statements and financial highlights of The Empire Builder Tax Free Bond Fund which report is included in the Annual Report to Shareholders for the year ended February 29, 2000, which is incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information relating to The Empire Builder Tax Free Bond Fund in this Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 2-86931).


                                            PricewaterhouseCoopers LLP

Columbus, Ohio
June 15, 2000